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                                                                   Exhibit 10.43



                              MCKESSON CORPORATION

                       1998 CANADIAN STOCK INCENTIVE PLAN

                      (As Amended Through October 26, 2001)


ARTICLE I -    PURPOSE

1.1 The purpose of the McKesson Corporation 1998 Canadian Stock Incentive Plan (the "Plan"), is to enable McKesson Corporation (the "Company") to offer designated employees of Canadian subsidiaries of the Company performance-based stock incentives thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interests between the employees and the Company's shareholders.

ARTICLE II -   DEFINITIONS

2.1     In this Plan, the following terms shall have the following meanings:

        (a)    "Article" and "Section" means an article or section of this Plan;

        (b) "Award" means any grant approved in accordance with the terms of the Plan;

        (c) "Beneficiary" means a person or persons designated by the Participant to succeed to, in the event of death, any outstanding Award held by the Participant. Any Participant may, subject to applicable laws and such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing by notice delivered to the Company, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, the Participant's estate shall be the Participant's beneficiary;

        (d)    "Board of Directors" means the board of directors of the Company;

        (e) "Committee" means the Compensation Committee of the Board of Directors or such other committee, as the Board of Directors may appoint from time to time for the purpose of administering this Plan, or if at any time the Board does not have a Compensation Committee or does not so appoint another committee for such purpose, the Board of Directors;

        (f) "Company" means McKesson Corporation and its successors and assigns;

        (g) "Disability" means (i) a physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the


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               Committee, including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee, renders an individual unable to engage in any substantial gainful activity and which impairment is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence;

        (h) "Fair Market Value" means, as of any date, the composite closing price on such day of the Company's common shares as reported in The Wall Street Journal;

        (i) "Latest Exercise Date" means the latest date on which a particular Option may be exercised;

        (j)    "Medis" means Medis Health and Pharmaceutical Services Inc.;

        (k) "Notice of Grant" means a notice executed by the Company and the Participant to whom an Award has been granted by which the Committee shall notify a Participant of an Award granted to him in accordance with the terms of the Plan, which notice shall be duly executed by the Company and such Participant;

        (l) "Option" means a right generated under the Plan to a Participant to purchase Shares in accordance with the terms of the Plan;

        (m) "Optionee" means a Participant to whom an Award of an Option has been made;

        (n) "Option Price" means in respect of an option, the price to be paid per Share by a Participant on the exercise of an Option set out in Section 5.2(b);

        (o) "Participant" means an employee of Medis or a Canadian subsidiary of the Company who has been designated by the Committee in its sole discretion as being eligible to participate in the Plan;

        (p) "Plan" means this McKesson Corporation 1998 Canadian Stock Incentive Plan and any schedules attached hereto, as amended and restated from time to time;

        (q) "Retirement" means any retirement in accordance with the applicable retirement policies of the relevant Canadian subsidiary;

        (r)    "Shares" means common shares of the Company;

        (s)    "Stock Appreciation Right" means an Award described in Article
               IV;

        (t) "Termination of Employment" means the termination of a Participant's employment with Medis, a Canadian subsidiary of the Company or the Company, other than as a result of death, Disability or Retirement;



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2.2     In this Plan, unless the context requires otherwise, references to the male gender include the female gender and words importing the singular number may be construed to extend to and include the plural number and vice versa.

ARTICLE III -  ADMINISTRATION

3.1 This Plan shall be administered and interpreted by the Committee. The Committee will construe and interpret the terms and provisions of the Plan and of any Award granted thereunder. The Committee may correct any defect, complete any omission or reconcile any inconsistency in the Plan, in any Notice of Grant or in any agreement relating to the Plan in is sole discretion and in the manner or to the extent is shall deem necessary.

3.2 The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Participants Options and Stock Appreciation Rights. In particular, and without limitation, the Committee shall have the authority to:

               (i) select the Participants to whom Awards may be granted from time to time hereunder;

               (ii) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, or any forfeiture provisions or waiver thereof regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine, in its sole discretion; and

               (iii) modify or waive any restrictions or limitations contained in and grant extensions to or accelerate the vestings of, any outstanding Awards, so long as such notifications, waivers, extensions or accelerations are consistent with the terms of the Plan; but no such changes shall impair the rights of any Participant without his consent.

        The Chief Executive Officer of the Company shall have concurrent authority to grant Options to Participants, pursuant to the terms of the Plan and consistent with the administration of the Plan by the Committee, subject to the limitations of Section 5.1.

3.3 The Committee shall have full and complete authority to adopt, alter and repeal any administrative rules, guidelines or practices governing the Plan and perform all acts, including the delegation of its authority as it shall from time to time deem advisable.

3.4 Any decision, interpretation or other action made or taken in good faith by or at the direction of the Committee (or any of its members) or the Company arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective Beneficiaries, heirs, executors, administrators, successors and assigns.



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ARTICLE IV -   SHARES AVAILABLE

4.1 The number of shares on which Options/Stock Appreciation Rights which may be granted will be determined at the sole discretion of the Board of Directors.

4.2 If the Company changes the number of issued Shares at any time for any reason, including by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares or makes a distribution of cash or property which has a substantial impact on the value of the issued Shares or there is a change in the valuation formula, the Awards shall be appropriately adjusted by the Board of Directors in their sole discretion. The Board of Directors shall also make adjustments so that the net value of each such Award shall not be changed.

4.3 Except as otherwise specifically provided herein, the Committee or the Chief Executive Officer, as applicable, shall determine the time to make an Award. Each Award shall be effective on a date determined by the Committee; provided, however, with respect to an Option awarded by the Chief Executive Officer, the effective date of such Award shall be the later of (i) the date when [the Chief Executive Officer executes a document setting forth the Option Award and delivers such document to the Corporate Secretary for filing with the minutes of the Committee] or
        (ii) the date specified in the Award.

ARTICLE V - OPTIONS

5.1 The Committee (or the Chief Executive Officer), in its (or his) discretion, may grant to a Participant an Option; provided, however, that the Chief Executive Officer may not: (i) grant options under the Plan and the McKesson Corporation 1999 Stock Option and Restricted Stock Plan covering more than 1,000,000 shares in the aggregate; (ii) grant an option covering more than 100,000 shares to an individual officer or employee; or (iii) designate himself or any executive officer of the Corporation, as defined in the Rules of the New York Stock Exchange, as a recipient of any option granted. Options granted by the Chief Executive Officer shall be subject to the same terms as options granted by the Committee.

5.2 Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms, not inconsistent with the terms of this Plan, as the Committee may deem desirable:

        (a) At the time of the Award of an Option, the Committee (or the Chief Executive Officer) shall specify the maximum number of Shares which the Optionee may purchase. In exercising its (or his) discretion, the Committee (or the Chief Executive Officer) shall consider the Participant's performance and contribution to the success of the Company and any special circumstances including, but not limited to, the sustained superior performance of the Participant, the need to retain the Participant and the need to attract new employees.




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        (b)    The Option Price per Share shall be determined by the Committee or the Chief Executive Officer, as applicable.

        (c) All Options are immediately exercisable upon Disability or death, and the Optionee or the Optionee's estate must exercise options within three years of the date of such death or Disability. After such period, all unexercised Options shall be automatically cancelled and any rights to such Options shall be forfeited.

        (d) Options may be exercised in accordance with the terms of the Award in whole or in part at any time before the Latest Exercise Date, and subject to subsections (c), (g) and (h), provided that:

               (i) the Optionee notifies the Company in writing of his intent to exercise the Option in whole or in part in such form as prescribed by the Company and forwards such notice to the Office of the Corporate Secretary of the Company;

               (ii) the Participant's written notice is accompanied by payment in full in the amount of the aggregate Option Price for such number of Shares in such form as the Company may accept.

        (e) No fractional Shares shall be issued upon the exercise of an Option. Accordingly, if for any reason, an Optionee would otherwise have become entitled to a fractional Share upon the exercise of an Option, he shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interests so disregarded.

        (f) The interest of any Optionee shall not be transferable or alienable by him either by pledge, assignment or in any other manner whatsoever and, during his lifetime shall be vested only in him, but shall thereafter enure to the benefit of and be binding upon the Beneficiary or legal personal representatives of the Optionee.

        (g) On the Optionee's Termination of Employment for any reason, other than by reason of the Retirement, Disability or death of the Optionee, the Optionee may exercise any Option for which rights to exercise have accrued to the Optionee at the time of Termination of Employment, within 3 months following the date of Termination of Employment. After such period, all unexercised Options shall be automatically cancelled and any rights to any Options shall be forfeited.

        (h) Where the employment of an Optionee is terminated by reason of Retirement, the Optionee may exercise any Option for which rights to exercise have accrued to the Optionee at the time of Retirement within three years following the date of Retirement. After such period, all unexercised Options shall be automatically cancelled and any rights to any Options shall be forfeited.



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        (i)    The Committee may at any time offer to buy out an option
               previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

        (j) The Committee may at any time in its sole discretion accelerate the right to exercise any Options.

        (k) In the event of a Change of Control as defined in this section, the right to exercise Options will be accelerated such that all Options are immediately exercisable.

               A "Change of Control" of me Company shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:

               (i) any "person" (as such term is used in sections 13 (d) and 14(d) of the Securities Exchange Act of 1934, as amended (U.S.), excluding the Company or any of As affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (U.S.), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

               (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) or this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding



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                      immediately after such merger or consolidation, or (B) a
                      merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

               Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

               A Change of Control shall also be deemed to occur in the event that 50.1% of more of the shares of Medis become owned by an entity other than the Company.

5.3 The Committee or the Chief Executive Officer, as applicable, shall notify each Optionee of the terms and conditions of the Award of an Option by a Notice of Grant. The Notice of Grant shall indicate the Option Price, the earliest and Latest Exercise Date and other terms relating to the Award of the Option.

5.4 As soon as practicable, after the Company's receipt of the Participant's written notice as specified in Section 5.2(d) and payment of the Option Price, the Optionee shall be entitled to receive a certificate representing the Shares purchased through the exercise of the Option.

5.5 An Optionee shall not have any rights as a shareholder in respect of Shares subject to an Option until such Shares have been paid for in full and issued.

5.6 The Committee may, in its discretion, provide at any time, and from time to time, that particular Options granted hereunder will be accompanied by a grant of Stock Appreciation Rights as set out in Article VI.

5.7 Any other provision of these terms and conditions to the contrary notwithstanding, if the Committee determines that an Optionee has engaged in any of the actions described in (c) below, the consequences set forth in (a) and (b) below shall result:

        (a) Any outstanding Option shall immediately and automatically terminate, be forfeited and shall cease to be exercisable, without limitation, by the Optionee or his or her representatives, in the case of the death of the Optionee.



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        (b)    If the Optionee exercised an Option within six months prior to the date upon which the Company discovered that the Optionee engaged in any action described in (c) below, the Optionee, upon written notice from the Company, shall immediately pay to the Company the economic value realized or obtained by the exercise of such Option measured at the date of exercise.

        (c) The consequences described in (a) and (b) above shall apply if the Optionee, either before or after termination of employment with Medis, the Company or its affiliates:

               (i) Discloses to others, or takes or uses for his own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how or any other proprietary information or intellectual property belonging to Medis, the Company or its affiliates and obtained by the Optionee during the term of his employment, whether or not they are the Optionee's work product. Examples of such confidential information or trade secrets include, without limitation, customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary date, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Optionee knows or has reason to know that Medis, the Company or its affiliates intends or expects secrecy to be maintained;

               (ii) Fails to promptly return all documents and other tangible items belonging to Medis, the Company or its affiliates in the Optionee's possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise;

               (iii) Fails to provide Medis, the Company or its affiliates with at least thirty (30) days' written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with Medis, the Company or its affiliates. As used herein, "business in competition" means any person organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by Medis, the Company or its affiliates at the time of the termination of the Optionee's employment with Medis, the Company or its affiliates;

               (iv) Fails to inform any new employer, before accepting employment, of the terms of this paragraph and of the Optionee's continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to Medis, the Company or its affiliates and



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                      obtained by the Optionee during the term of his employment with Medis, the Company or any Subsidiary;

               (v) Induces or attempts to induce, directly or indirectly, any of the customers of Medis, the Company or its affiliates, employees, representatives or consultants to terminate, discontinue or cease working with or for Medis, the Company or its affiliates, or to breach any contract with Medis, the Company or any of its affiliates, in order to work with or for, or enter into a contract with, the Optionee or any third party; or

               (vi) Engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of Medis, the Company or its affiliates.

        The Committee shall determine in its sole discretion whether the Optionee has engaged in any of the acts set forth in (i) through (vi) above, and its determination shall be conclusive and binding on all interested persons.

        Any provision of this paragraph which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this paragraph.

ARTICLE VI -   APPRECIATION RIGHTS

6.1 Stock Appreciation Rights may only be granted in conjunction with an Option (referred to in this Article as a "Reference Option") granted under the Plan.

6.2 Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

        (a) A Stock Appreciation Right granted with respect to a Reference Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Option.

        (b) A Stock Appreciation Right shall be exercisable only at such time or times and to the extent that the Reference Option to which it relates shall be exercisable.

        (c) A Stock Appreciation Right may be exercised by an Optionee by surrendering the applicable portion of the Reference Option. The Participant will then have no further rights relating to the Reference Option.

        (d) Upon exercising a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, as determined by the Committee, equal in value to the excess Fair Market Value of one Share over the Option Price in Respect of the



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               Reference Option multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised.

        (e) Stock Appreciation Rights shall not be transferable except to the extent indicated in Subsection 5.2(i) and shall terminate in accordance with Subsections 5.2(c), (g) or (h).

6.3 The Committee shall notify a Participant of an Award of a Stock Appreciation Right by a Notice of Grant. The Notice of Grant shall indicate the term of the Award, the Reference Option and Option Price or the Fair Market Value on the date of the Award, as applicable.

ARTICLE VII -  TERMINATION OR AMENDMENT

7.1 Notwithstanding any other provision of the Plan, the Company, acting through its Board of Directors, may, at any time and from time to time, amend in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that, unless otherwise required by law, the rights of a Participant with respect of any Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant.

ARTICLE VIII - GENERAL

8.1 This Plan is intended to be unfunded. With respect to any payments to which a Participant has a fixed and vested interest, but which have not yet been made to the Participant by the Company, nothing in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

8.2 Participation in the Plan is not a guarantee of employment or of continued participation in the Plan in any subsequent year.

8.3 In no event shall the value of, or income arising from, any Awards under this Plan be treated as compensation for the purposes of any pension, profit sharing, life insurance, disability or any other retirement or welfare benefit plan now maintained or hereafter adopted by Medis, the Company or any of its affiliates unless such plan specifically provides to the contrary. Nothing herein contained shall affect Optionee's right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance, or other employment welfare plan or program offered by Medis, the Company or any of its affiliates.

8.4 The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash hereunder, payment by the Participant of any taxes required bylaw to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Shares otherwise deliverable or by accepting the delivery of previously owned Shares on account thereof.



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8.5     Except as specifically permitted hereunder, the interest of any
        Participant or Optionee under the Plan in any Award shall not be transferable or alienable by him and, during his lifetime, shall be vested only in him, but shall thereafter enure to the benefit or and be binding upon the Beneficiary or legal personal representatives of the Participant.

8.6 No member of the Board of Directors, no member of the Committee, no employee (including the Chief Executive Officer) nor the Company shall be liable for any act or failure to act hereunder, by another member or employee or by an agent to whom duties in connection with the administration of the Plan have been delegated except in circumstances involving bad faith, gross negligence or fraud.

8.7 The Company's obligation to issue Shares in accordance with the terms of the Plan and any Award hereunder is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such Shares and to the listing of such Shares on any stock exchange on which any of the Shares of the Company may be listed. As a condition of participation in the Plan, all Participants must first agree to comply with all such laws, rules and regulations and to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

8.8 The Plan and any Awards hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

8.9 The effective date of this Plan is the 28th day of January, 1998.